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                                                                    Exhibit 5(d)

                        [Letterhead of Brown & Wood LLP]

                                  June 7, 2000

Merrill Lynch & Co., Inc.
4 World Financial Center
North Tower
New York, New York 10080


Merrill Lynch Preferred                     Merrill Lynch Preferred
   Funding VI, L.P.                           Capital Trust VI
4 World Financial Center                    4 World Financial Center
North Tower                                 North Tower
New York, New York 10080                    New York, New York 10080


          Re:  Merrill Lynch Preferred Capital Trust VI
               Trust Originated Preferred Securities (SM) ("TOPrS (SM)")
          ----------------------------------------------------------

Ladies and Gentlemen:

     We have acted as tax counsel ("Tax Counsel") to Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), Merrill Lynch Preferred Funding VI, L.P., a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership"), and Merrill Lynch Preferred Capital Trust VI, a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust"), in connection with the preparation and filing by the Company, the Partnership and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, and with respect to: (i) the issuance and sale of subordinated debentures (the "Company Debentures") by the Company pursuant to a form of Indenture (the "Company Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee") in the form filed as an exhibit to the Registration Statement; (ii) the issuance and sale of one or more debentures (each of which is guaranteed by the Company pursuant to a form of Affiliate Debenture Guarantee Agreement in the form filed as an Exhibit to the Registration Statement between such Investment Affiliate and the Indenture Trustee, each a "Guaranteed Investment Affiliate Debenture", collectively "Investment Affiliate Debentures") by one or more eligible controlled affiliates of the Company (each an "Investment Affiliate") pursuant to forms of Indenture (each an "Investment Affiliate Indenture"), (the Company Subordinated Debenture and Investment Affiliate Debentures are collectively referred to hereinafter as the "Debentures" and the forms of the Company Indenture and the Investment Affiliate Indentures are collectively referred to hereinafter as the "Indentures"); (iii) the issuance and sale of Partnership Preferred Securities by the Partnership to the Trust pursuant to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") in the form filed as an exhibit to the Registration Statement; and (iv) the issuance and sale of Trust Preferred Securities and Trust
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Common Securities (collectively, "Trust Securities") pursuant to the Trust's
Amended and Restated Declaration of Trust (the "Declaration") in the form filed as an exhibit to the Registration Statement. The Trust Preferred Securities will be offered for sale to investors pursuant to the Prospectus contained in the Registration Statement.

     All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

     In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) forms of the Indentures; (iii) forms of the Debentures; (iv) the form of the Partnership Agreement; (v) the form of the Declaration; (vi) the forms of (A) the Partnership Guarantee Agreement, (B) the Trust Preferred Securities Guarantee Agreement, (C) the Trust Common Securities Guarantee Agreement and (D) the Affiliate Debenture Guarantee Agreement, each filed as exhibits to the Registration Statement; and (vii) the forms of (A) the Partnership Preferred Securities and (B) the Trust Securities, each filed as exhibits to the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, certain certificates and comparable documents of the company and certain eligible controlled Affiliates of the Company, from which the Company will select Investment Affiliates. Further, we have relied upon certain other statements and representations made by officers of the Company. We also have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Partnership and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed (i) that the transactions related to the issuance of the Debentures, Partnership Preferred Securities and Trust Securities will be consummated in accordance with the terms of the documents and forms of documents described herein and (ii) on the closing date, an Independent Financial Advisor will deliver the opinion required under Section 7.1(b) of the Partnership Agreement.

     On the basis of the foregoing and assuming that the Partnership and the Trust were formed and will be maintained in compliance with the terms of the Partnership Agreement and the Declaration, respectively, we hereby confirm (i) our opinions set forth in the Prospectus contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

     We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that our opinions are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position.


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Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

     Our opinions are based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

     The opinions we express herein are limited solely to matters governed by the federal law of the United States.

     We hereby consent to the use of this opinion for filing as Exhibit 5(d) to the Registration Statement and the use of our name in the Registration Statement under the captions "United States Federal Income Taxation" and Legal Matters".

                                    Very truly yours,

                                    /s/ Brown & Wood LLP




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